Exhibit 4.87

AMENDED AND RESTATED
GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”) is made as of the 10th day of March, 2006, by the undersigned (hereinafter collectively referred to as the “Guarantors” and individually as a “Guarantor”), to and for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as Agent (the “Agent”) for itself, the Banks and the Swing Line Lender (as such terms are defined in the Credit Agreement referred to below) and their successors and assigns (collectively, the “Secured Parties”).

WHEREAS, the Guarantors have requested the Banks to extend credit to Outback Steakhouse, Inc. (the “Borrower”) under the Amended and Restated Credit Agreement dated as of March 10, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Banks from time to time party thereto, Wachovia Bank, National Association, as Agent, SunTrust Bank, as Syndication Agent and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the Banks have agreed to extend such credit by reason of such request and in reliance upon this Guaranty; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

WHEREAS, the Secured Parties require additional assurances and guarantees by the Guarantors as one of the conditions for making the Money Market Loans, Swing Line Loans and Syndicated Loans (collectively referred to herein as the “Loans”) to the Borrower and entering into the Credit Agreement and the other Loan Documents; and

WHEREAS, each Guarantor is a Subsidiary of the Borrower; and

WHEREAS, each Guarantor acknowledges the receipt of substantial direct benefits by the making of the Loans to the Borrower.

NOW THEREFORE, in consideration of the Loans extended and/or to be extended by the Banks and Swing Line Lender to the Borrower under the Credit Agreement, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

1. Guaranty. Each Guarantor hereby unconditionally, absolutely, jointly and severally, guarantees to the Secured Parties and their respective successors, endorsees and assigns that (a) the Borrower will duly and punctually pay and perform, at the place specified therefor in the Credit Agreement, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Secured Parties now or hereafter owing or incurred pursuant to the Credit Agreement, the Notes and the other Loan Documents (including without limitation reasonable attorneys’ fees and other costs and expenses incurred by the Secured Parties in attempting to collect or enforce any of the foregoing after an Event of Default) accrued in each case to the date of payment hereunder (collectively, the “Obligations” and individually, an “Obligation”); and (b) the Borrower will perform in all other respects its obligations under the Credit Agreement, the Notes and the other Loan Documents in accordance with the respective terms of the Credit Agreement, the Notes and the other Loan Documents.

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2. Guaranty Absolute. This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Secured Party first attempt to collect any of the Obligations from the Borrower, any other Guarantor, or any other person, or resort to any security for the Obligations or this Guaranty or to other means of obtaining payment of any of the Obligations which any Secured Party now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Secured Parties may proceed hereunder against any Guarantor in the first instance to collect the Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment. The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Secured Parties) which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Secured Parties of any direct or indirect security for, or other guaranties of, the Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other Person to any Secured Party or by any failure, delay, neglect or omission of any Secured Party to realize upon or protect any Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by any Secured Party. Upon any default by the Borrower in the payment and performance of the Obligations (and after the expiration of any applicable grace period provided in the Credit Agreement), the liabilities and obligations of the Guarantors hereunder shall, at the option of the Required Banks, become forthwith due and payable to the Secured Parties without demand or notice of any nature, all of which are expressly waived by each Guarantor; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by any Secured Party, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. Payments by the Guarantors, or any of them, hereunder may be required by the Secured Parties on any number of occasions.

3. No Impairment. Each Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of the Borrower or its estate by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Borrower or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for the Borrower or for all or part of its property.

4. Guarantors’ Further Agreement to Pay. Each Guarantor further agrees to pay to the Secured Parties forthwith upon demand, in funds immediately available to the Secured Parties, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred or expended by the Secured Parties in connection with the enforcement of this Guaranty.

5. Termination of Guaranty. It is the intention hereof that the Guarantors shall remain liable under this Guaranty until all of the Obligations have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or

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consent by, the Secured Parties) which might otherwise operate as a legal or equitable discharge of the Guarantors. Notwithstanding anything contained herein to the contrary, each Guarantor agrees that to the extent all or any part of any payment of any of the Obligations previously received by any Secured Party pursuant to the Credit Agreement or any Loan Document or otherwise is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by any Secured Party for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to each Guarantor’s obligations hereunder, and each Guarantor agrees that it shall immediately pay to such Secured Party the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Credit Agreement or the Notes.

6. Security; Setoff. Each Guarantor hereby grants to the Secured Parties, as security for the full and punctual payment and performance of such Guarantor’s obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from any Secured Party to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any Secured Party may at any time upon or after the occurrence of any Event of Default, and without notice to any Guarantor, set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from any Secured Party to a Guarantor or subject to withdrawal by a Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the terms of the Credit Agreement, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Guarantor in the amount of such participation.

7. Secured Parties’ Freedom to Deal with Borrower and Other Parties. The Secured Parties shall be at liberty, without giving notice to or obtaining the assent of the Guarantors, or any of them, and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who is now, or after the date hereof becomes, liable in any manner for any of the Obligations (including, without limitation, any co-guarantor), in such manner as the Secured Parties in their sole discretion deem fit and to this end each Guarantor hereby gives to the Secured Parties full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower or to any such other party at such times, in such amounts and on such terms as the Secured Parties may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation of the Borrower or of any such other party to the Secured Parties, (c) grant extensions of time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations or any liability under this Guaranty, which security or guaranty the Secured Parties now have or acquire after the date hereof, (e) accept partial payments from the Borrower or such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

8. Representations and Warranties of Guarantors. To induce the Banks to extend credit to the Borrower, each Guarantor represents and warrants to the Secured Parties that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

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9. Covenants. Each Guarantor covenants and agrees that, from the date hereof and until payment in full of the Obligations, such Guarantor shall, unless the Agent otherwise consents in writing, comply with all of the covenants contained in the Credit Agreement (as it may be amended from time to time) as applicable to such Guarantors and shall deliver to the Secured Parties:

(i) within five Business Days after such Guarantor becomes aware of the occurrence of any Default or Event of Default, a certificate of a principal financial officer or a principal accounting officer of such Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto; and

(ii) from time to time, such additional information regarding the financial position or business of such Guarantor as any Secured Party may reasonably request.

10. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) Failure of any Guarantor to pay on demand by any Secured Party any principal of, premium, if any, or interest on the Obligations after the same shall become due, whether by acceleration or otherwise;

(b) Failure of any Guarantor to observe or perform any of its covenants, conditions or agreements under this Guaranty (other than set forth in paragraph (a) above) for a period of thirty (30) days after notice specifying such failure and requesting that it be remedied is given by the Agent to such Guarantor;

(c) Any representation, warranty, certification or statement made by any Guarantor in any certificate, financial statement or other document delivered pursuant to this Guaranty shall prove to have been incorrect in any material respect when made; or

(d) The Borrower shall at any time fail to own, directly or indirectly, 100% or more of the issued and outstanding shares of voting stock of any Guarantor; provided, that an Event of Default shall not occur if the Borrower ceases to own 100% of the issued and outstanding shares of voting stock of a Guarantor as a result of the Borrower’s sale of one hundred percent (100%) of the capital stock of such Guarantor in accordance with and to the extent permitted by the terms of Section 5.11 of the Credit Agreement.

Whenever any Default or Event of Default shall have occurred, the Agent (if requested by the Required Banks) may declare the entire unpaid principal of, premium, if any, and interest on the Obligations to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived; provided that if any Event of Default specified in clause (g) or (h) of Section 6.01 of the Credit Agreement occurs, without any notice to any Guarantor or any other act by any Secured Party, the liabilities and obligations of the Guarantors hereunder shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Guarantors. As used herein, the term “Default” means any condition or event which constitutes an Event of Default or which with the giving of notices or lapse of time or both would, unless cured or waived, become an Event of Default.

No failure or delay by any Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial

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exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11. Waivers by Guarantors. Each Guarantor hereby waives: (a) acceptance or notice of acceptance of this Guaranty by the Secured Parties; (b) notice of any action taken or omitted by the Secured Parties in reliance hereon; (c) any duty on the part of any Secured Party to disclose to the Guarantors, or any of them, any facts it may now or hereafter know regarding the Borrower or any other Guarantor; (d) notice of presentment and demand for payment or performance of any of the Obligations; (e) protest and notice of dishonor or of default to the Guarantors, or any of them, or to any other party with respect to the payment or performance of the Obligations hereby guaranteed; (f) any and all other notices whatsoever from any Secured Party to which the Guarantors, or any of them, might otherwise be entitled; and (g) any requirement that any Secured Party be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of any Secured Party hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, and agrees not to assert or take advantage of any and all defenses which at any time may be available in respect of such Guarantor’s obligations to the Secured Parties hereunder by virtue of: (i) the statute of limitations in any action hereunder or for the collection or the performance of any of the Obligations; (ii) the incapacity, lack of authority, death or disability of any Guarantor or any other person or entity, or the failure of any Secured Party to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Borrower, any Guarantor or any other person or entity; (iii) the failure of any Secured Party to give notice of any action or non-action on the part of any other person whomsoever, in connection with any of the Obligations; (iv) an election of remedies by any Secured Party which destroys or otherwise impairs any subrogation rights of the Guarantors, or any of them, the right of a Guarantor to proceed against the Borrower for reimbursement, or the right of a Guarantor to seek contribution from any co-guarantor, or all or any combination of such rights; (v) the failure of any Secured Party to commence an action against the Borrower, any Guarantor, or any other Person; (vi) any homestead exemption, valuation, stay, moratorium law or other similar law now or hereafter in effect; (vii) any defense based on lack of due diligence by any Secured Party in collection, protection or realization upon any collateral securing the Obligations; (viii) any and all rights the Guarantors, or any of them, may now or hereafter have arising under N.C. Gen. Stat. §26-7; (ix) the amendment of, supplement to or waiver of any provision of the Credit Agreement, the Notes or any other Loan Documents, (x) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; and (xi) any other legal or equitable defenses whatsoever to which the Guarantors, or any of them, might otherwise be entitled.

12. No Contest with Secured Parties. So long as any Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by any Secured Party) or by any means or on any other ground, claim any right of subrogation with respect to any of the Obligations guaranteed hereby or to any collateral now or hereafter granted to secure the Obligations or claim any setoff or counterclaim against the Borrower in respect of any liability of the Guarantors, or any of them, to the Borrower or of the Borrower to the Guarantors, or any of them, or, in proceedings under any federal or state bankruptcy code or insolvency proceedings of any nature, proceed in competition with any Secured Party in respect of payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, any Secured Party may hold or in which it may have any share.

13. Remedies Cumulative. Each right, privilege, power and remedy of the Secured Parties under this Guaranty, the Credit Agreement, the Notes or any other Loan Document, or under any other instrument of any other party securing or guaranteeing any of the Obligations or under applicable

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laws shall be cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Secured Parties of any or all such other rights, privileges, powers and remedies.

14. Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given (i) to a Guarantor in care of the Borrower at the address for the Borrower set forth in the Credit Agreement, (ii) to the Agent at its address set forth in the Credit Agreement; and (iii) to the respective Banks at their respective addresses set forth in the Credit Agreement. All notices shall be given in the manner specified in the Credit Agreement

15. Amendments, Waiver, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent and each Guarantor and consented to by the Banks as required by the Credit Agreement. No course of dealing or delay or omission on the part of any party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

16. Counterparts. This Guaranty may be executed in any number of counterparts. Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

17. Pari Passu Obligations. Each Guarantor warrants and represents that payment obligations and liabilities of such Guarantor under this Guaranty shall at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of such Guarantor (other than those which are mandatorily preferred by laws or regulations of general application). Each Guarantor shall assure that the representation set forth herein is true and correct at all times.

18. Indemnity. Each Guarantor agrees to indemnify the Secured Parties against, and hold the Secured Parties harmless from, any loss, cost, charge, expense (including reasonable attorneys’ fees), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments which may be asserted or imposed against, or suffered or incurred by, any Secured Party as a direct or indirect result of any representation or warranty of the Borrower in the Credit Agreement or of the Guarantors herein being untrue or inaccurate in any respect or as a direct or indirect result of the failure by the Borrower or any Guarantor to observe, perform or comply with any of its respective covenants, undertakings or obligations set forth in the Credit Agreement, this Guaranty or any other Loan Document.

19. Financial Information. The liability of each Guarantor under this Guaranty shall be reflected in the consolidated financial statements (or the notes thereto) of the Borrower and its Subsidiaries in accordance with GAAP.

20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of North Carolina (but not including the choice of law rules thereof). This Guaranty shall bind the successors and assigns of each Guarantor and shall inure to the benefit of the Secured Parties, their successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require. The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

21. Additional Guarantors. Pursuant to Section 5.22 of the Credit Agreement, certain Subsidiaries acquired or organized after the Closing Date are required to enter into this Guaranty as a

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Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Agent and such Subsidiary of an instrument in form and substance satisfactory to the Agent, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

22. Waiver of Jury Trial; Consent to Jurisdiction. The Guarantors (a) and each of the Banks and the Agent irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Guaranty, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Guaranty and the other Loan Documents, (c) waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Guaranty or the other Loan Documents, and (d) agree that service of process may be made upon any Guarantor in the manner prescribed in Section 9.01 of the Credit Agreement for the giving of notice to the Borrower. Nothing herein contained, however, shall: (i) prevent the Agent from bringing any action or exercising any rights against any security and against any Guarantor personally, and against any assets of any Guarantor, within any other state or jurisdiction; or (ii) affect the right to serve legal process in any other manner permitted by law.

23. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Document (“Disputes”) between or among the Borrower, its Subsidiaries, the Agent, any Guarantor and the Banks, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Guaranty and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties do not waive applicable federal or state substantive law except as provided herein.

(b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise

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freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (ii) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute. The Guarantors agree to pay the reasonable fees and expenses of counsel to the Agent and the Banks in connection with any Dispute subject to arbitration as provided herein.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTORS:

                        OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        CARRABBA’S ITALIAN GRILL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        OUTBACK STEAKHOUSE INTERNATIONAL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        OS CAPITAL, INC., a Delaware corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        OS PACIFIC, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        OS PRIME, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

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                        OS TROPICAL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

                        BONEFISH GRILL, INC., a Florida corporation

By: /s/ Dirk A. Montgomery___________(SEAL)
Dirk A. Montgomery, Chief Financial Officer

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